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                                                                    EXHIBIT 99.3

[LOGO] BANNER AEROSPACE


                                  MEMORANDUM

TO:         Distribution                            DATE: July 18, 1997

FROM:       Brad Lough

SUBJECT:    Fairchild Legal Fees                    REF NO.

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Please note that effective April 1, 1997, Banner Aerospace, Inc. will pay The
Fairchild Corp. $150,000 per annum for legal services. This fee will be paid quarterly ($37,500).

Please contact me should you have questions.